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EXHIBIT 10.7

                          AGREEMENT AND GENERAL RELEASE
                          -----------------------------

         THIS AGREEMENT AND GENERAL RELEASE ("Agreement") is made and entered into by and between E-OIR Technologies, Inc. ("E-OIR"), Markland Technologies, Inc. ("Markland") and Gregory Williams, a natural person residing in Fredericksburg, Virginia and his heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement as "Mr. Williams").

         WHEREAS, Gregory Williams is currently employed as the Executive Vice President, Chief Financial Officer and Chief Operating Officer of E-OIR Technologies, Inc.; and

         WHEREAS, Mr. Williams is also on the board of directors of Markland Technologies and has been requested to resign his position because of the outstanding litigation between Markland and Mr. Williams' family member; and

         WHEREAS, an adverse condition to Mr. Williams' employment has occurred which entitles him to voluntarily resign his employment without affecting the obligations Markland and E-OIR have to Mr. Williams under that certain Promissory Note provided to Mr. Williams to redeem his shares in E-OIR (the "Promissory Note"); and

         WHEREAS, the parties wish to resolve all disputes, known and unknown, which have occurred up to the date of this agreement.

         NOW therefore for good and valuable consideration, the parties agree as follows:

         1. ADVERSE CONDITION OF EMPLOYMENT. E-OIR agrees that it has made decisions which are in the best interest of the company which have adversely affected and will continue to adversely affect Mr. Williams' employment at E-OIR.

         2. LAST DAY OF EMPLOYMENT. Mr. William's last day of employment with E-OIR will be the date all parties have executed the Agreement.

         3. RESIGNATION AS DIRECTOR. Mr. Williams' resignation as a director of Markland will be effective the date all parties have executed the Agreement.

         4. PAYMENT OF VACATION LEAVE. Mr. Williams shall receive payment for accrued and unused vacation time (180 hours) in a final paycheck which will be issued and sent on the next regular payday after the execution of this Agreement. E-OIR shall deduct from all amounts payable under this Agreement, including amounts payable under benefit plans, all federal, state, local and other taxes required by law to be withheld with respect to such payments.

         5. CONSIDERATION. In consideration for signing this Agreement and General Release and complying with the promises made herein, and in addition to providing Mr. Williams with his accrued, unused vacation, and any and all reimbursements for reasonable E-OIR business-related expenses incurred while employed by E-OIR, provided such expenses were incurred in accordance with E-OIR policy and are submitted by November 30, 2004, E-OIR and Markland agree as follows:

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                  (a) E-OIR shall pay Mr. Williams twelve (12) months severance pay in the amount of Two Hundred Thousand Dollars ($200,000). E-OIR shall deduct any amounts payable under benefit plans and all federal, state, local and other taxes required by law to be withheld with respect to such payments. Severance payments shall be made on a monthly basis beginning November 15, 2004.

                  (b) Mr. Williams shall be entitled to retain all benefits provided to senior executives at E-OIR through December 31, 2005, including but not limited to medical and dental coverage. To the extent continuation requirements of COBRA apply prior to December 31, 2005, E-OIR shall pay for the cost of said coverage beginning on the last day of employment and ending on the date Mr. Williams finds new employment, but no later than December 31, 2005. Mr. Williams agrees to promptly notify E-OIR upon securing new employment offering insurance benefits comparable to those provided to senior executives at E-OIR.

                  (c) Mr. Williams' non-statutory stock options granted by Markland Technologies, Inc. under the 2004 Stock Incentive Plan which would have been vested on or before July 31, 2006 shall become fully vested upon execution of the Agreement. These stock options must be exercised by December 31, 2005 at the rates at which Mr. Williams was granted such options or they will be forfeited. Mr. Williams acknowledges that all other stock options provided to Mr. Williams at the sale of E-OIR, pursuant to the 2004 Stock Incentive Plan, which are not vested at the time of his separation of employment from E-OIR or through this Agreement may not be exercised at any time in the future.

                  (d) The Promissory Note is a valid and ongoing obligation of Markland and E-OIR Technologies to Mr. Williams.

         6. PROMISSORY NOTE REMAINS IN FULL EFFECT. Mr. Williams does not in any way release his right to the payments set forth in the Promissory Note.

         7. EMPLOYEE PROPRIETARY INFORMATION AND NONCOMPETITION AGREEMENT.

                  (a) Mr. Williams reaffirms his obligation to comply with the Employee Propriety Information and Noncompetition Agreement signed during his employment (Attached as Exhibit A).

                  (b) In addition, Mr. Williams agrees for twelve (12) months from the date of this Agreement or from the date of entry by a court of competent jurisdiction of a final judgment enforcing this covenant (whichever is later), he will not either directly or indirectly, own, manage, operate, control, be an officer or director or be employed by any Competitor. For purposes of this Agreement, a Competitor is defined as any entity which during his employment with E-OIR provides the same or similar services to customers of

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E-OIR within the State of Virginia and where the Company possesses an active contract, subcontract, delivery order or purchase order for support. For twelve
(12) months from the date of this Agreement or from the date of entry by a court of competent jurisdiction of a final judgment enforcing the covenant (whichever is later), Mr. Williams will not induce, solicit or cause to be solicited any employee of E-OIR to leave his/her employment with E-OIR.

                  (c) The foregoing restrictions shall not be construed to prohibit Mr. Williams' ownership of less than five percent of any class of securities of any corporation which is engaged in any of the foregoing businesses and has a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and Mr. Williams is not in any way, either directly or indirectly, involved in the management or has control of any such corporation or otherwise takes any part in its business, other than exercising his rights as a shareholder.

         8. RETURN OF EQUIPMENT AND CONFIDENTIAL INFORMATION. Mr. Williams agrees he has returned all Confidential Information and any other E-OIR or Markland property including, but not limited to, computer, fax machine, printer, and ALL other related equipment.

         9. GENERAL RELEASE OF CLAIMS. Mr. Williams knowingly and voluntarily releases and forever discharges, to the extent permitted by law, E-OIR, Markland, their parent corporation, affiliates, subsidiaries, divisions, insurers, successors and assigns and their current and former employees, officers, directors and agents thereof, individually and in their corporate capacities (collectively referred to throughout the remainder of this Agreement as "Released Parties"), of and from any and all claims, known and unknown, asserted or unasserted, that Mr. Williams has or may have against the Released Parties as of the date of execution of this Agreement, except as noted in this Agreement including, but not limited to, any alleged violation of:

         Title VII of the Civil Rights Act of 1964, as amended; The Civil Rights
           Act of 1991;
         Sections 1981 through 1988 of Title 42 of the United States Code, as amended;
         The Mr. Williams Retirement Income Security Act of 1974, as amended; The Immigration Reform and Control Act, as amended;
         The Americans with Disabilities Act of 1990, as amended;
         The Age Discrimination in Employment Act of 1967, as amended;
         The Workers Adjustment and Retraining Notification Act, as amended;
         The Sarbanes-Oxley Act of 2002;
         The Occupational Safety and Health Act, as amended;
         The Virginia Human Rights Act, as amended;
         The Virginia Statutory Provisions Regarding Retaliation/Discrimination
           for Filing a Workers' Compensation Claim, as amended;
         The Virginia Equal Pay Act, as amended;
         The Virginians With Disabilities Act, as amended;
         The Virginia AIDS Testing Law, as amended;
         The Virginia Wage Payment and Hour Laws, as amended;
         The Virginia Occupational Safety and Health (VOSH) Law, as amended;
         Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;
         Any public policy, contract, tort, or common law; or Any allegation for costs, fees, or other expenses including attorneys'
           fees incurred in these matters.

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         E-OIR and Markland, along with their parent corporation, affiliates, subsidiaries, divisions, insurers, successors and assigns and their current and former employees, officers, directors and agents thereof, individually and in their corporate capacities hereby release Mr. Williams from any and all claims, known and unknown, asserted or unasserted, which E-OIR or Markland have or may have against Mr. Williams, including but not limited to claims arising out of the sale of his ownership in E-OIR, his employment at E-OIR or his position as a director of Markland Technologies as of the date of execution of this Agreement except as specifically reserved in this Agreement.

         10. INDEMNIFICATION. E-OIR and Markland shall defend, hold harmless and indemnify Mr. Williams from and against all claims, actions, damages, liabilities or losses, whether joint or several, to which Mr. Williams may become subject which arise out of or are based upon actions taken within the scope of his employment at E-OIR for the benefit of E-OIR or in his role as a director of Markland Technologies.

         11. AFFIRMATIONS. Mr. Williams affirms that to the best of his knowledge he has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against Released Parties in any forum or form. Mr. Williams further affirms he has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to him, except as provided in this Agreement and except for Mr. Williams' final paycheck. Mr. Williams affirms that he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or related state or local leave or disability laws.

         E-OIR and Markland affirm that they have been paid for any amounts due from Mr. Williams and that to the best of their knowledge all property and equipment has been returned.

         12. ENFORCEMENT OF AGREEMENT. Mr. Williams acknowledges and agrees that compliance with the fair and reasonable covenants set forth in Paragraph 7 of this Agreement are necessary to protect the business and goodwill of E-OIR and that any breach of Paragraph 7, or any subparagraphs hereof, will result in irreparable and continuing harm to E-OIR, for which money damages may not provide adequate relief. Accordingly, in the event of any breach or anticipatory breach of Paragraph 7 of this Agreement by Mr. Williams, E-OIR and Mr. Williams agree that E-OIR shall be entitled to the following particular forms of relief as a result of such breach, in addition to any remedies otherwise available at law or equity: (a) injunctions, both preliminary and permanent, enjoining or restraining such breach or anticipatory breach, and Mr. Williams hereby consents to the issuance thereof, forthwith and without bond, by any court of competent jurisdiction which has personal jurisdiction over Mr. Williams; and (b) the prevailing party shall be entitled to recover all reasonable sums and costs, including attorneys' fees, incurred by the prevailing party in any such action.

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         13. CONFIDENTIALITY. The parties agree to keep confidential and not disclose any of the terms, conditions, amounts or any other details of this Agreement to any person, provided that any party may make disclosure (1) to their attorneys consulted by such party to understand the interpretation, application, or legal effect of this Agreement, (2) as required by law or regulation of any governmental authority, or to the extent necessary to verify to tax authorities the nature of the payments made hereunder, (3) to the extent necessary to enforce this Agreement by legal action, (4) in the case of Mr. Williams, only with respect to the information in those sections relating to financial terms, obtaining financial planning or (5) to Joseph R. Moulton, Sr. provided such disclosure is limited solely to disclosure of the release given to Markland and E-OIR under the Agreement.

         Notwithstanding this provision, the parties may disclose to third parties that the Agreement is confidential and cannot be discussed. In addition, notwithstanding the confidentiality provision, Mr. Williams shall be permitted to disclose to potential employers Paragraph 7 of the Agreement and the Employee Proprietary Information and Noncompetition Agreement provision.

         In the event of a breach of this provision by Mr. Williams by disclosing in writing any terms of the Agreement, no further benefits or severance payments shall be due and payable. If an action is brought on the breach of this provision, the prevailing party shall be entitled to its attorneys' fees and costs in bringing or defending any action.

         14. PUBLIC DISCLOSURE OF RESIGNATIONS. No public statement shall be made by E-OIR prior to Mr. Williams' last date of employment. Thereafter, the parties shall reasonably agree upon the content of any such public disclosure. In response to any questions on Mr. Williams' resignation as a director, the parties shall state that Mr. Williams resigned for personal reasons. In response to questions on Mr. Williams' departure as an employee, the parties shall state that Mr. Williams has decided to leave to pursue other opportunities and they wish each other continued success.

         15. NONDISPARAGEMENT. The parties further agree that they will not disparage each other.

         16. NO PRECEDENT. The parties agree that the terms, conditions and details of this Agreement are unique and are addressed to the specific circumstances of their relationship and accommodation of the parties and shall in no event provide a precedent, policy or practice for treatment of other employees of E-OIR in the future.

         17. GOVERNING LAW AND INTERPRETATION. This Agreement shall be governed by and conform with the laws of the Commonwealth of Virginia without regard to its conflict of laws provision. In the event any party breaches any provision of this Agreement, the parties affirm that either may institute an action to specifically enforce any term or terms of this Agreement. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. No provision shall be construed against one party on the basis of which party drafted the language in the Agreement.

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         18. NO ADMISSION OF WRONGDOING. The parties agree that neither this
Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at anytime, for any purpose, as an admission by either party of any liability or unlawful conduct of any kind.

         19. AMENDMENT. This Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement.

         20. ENTIRE AGREEMENT. This Agreement and General Release sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties. Mr. Williams acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to accept this Agreement and General Release, except for those set forth in this Agreement and General Release.

                  IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:

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                                                      E-OIR, TECHNOLOGIES, INC.

Date:                                                 By:/S/ JOSEPH MACKIN
       -------------------------------------             -----------------------
                                                               Joseph Mackin

                                                      MARKLAND TECHNOLOGIES

Date:                                                 By:/S/ ROBERT TARINI
       -------------------------------------             -----------------------
                                                               Robert Tarini

Date:                                                 /S/ GREGORY WILLIAMS
       -------------------------------------          --------------------------
                                                               Gregory Williams

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